Private North America - Gravity Spin Inc.







                           Customer Agreement Document
                    Private North America - Gravity Spin Inc.

                                November 8, 2001

                                Table of Contents





Page 2                   Project Description
                         Our Responsibilities

Page 3                   Online Database

Page 5                   Administration Module

Page 6                   Assumptions
                         Your Responsibilities

Page 8                   Estimated Schedule
                         Completion Criteria
                         Guarantee
                         Investment
                         Terms
                         General
                         Limited Liability

Page 9                   Additional Fee's if Required
                         Approval Sign Off

Addendum 1               Site Map

Addendum 2               Administration Module mock-up

Addendum 3               Detailed Cost Estimate




                                  Presented to:
                                 Richard Arnold






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                    Private North America - Gravity Spin Inc.


It is understood that this is a draft, and any statements within this document may change.

Project Description
-------------------

Complete Website architecture. English version only.
(called the "Project")

Our Responsibilities:
---------------------

We agree to:

1.   Assign a Project Manager who will:

o    Establish a Project work plan showing schedules and personnel assignments;
o Establish change control procedures to be used to control changes to the Project and the Agreement;
o    Establish the organization of the Project Team;
o Schedule, organize and conduct regular Project review meetings with the project team and your Project Officer; and
o    Prepare weekly Project status reports.

2.   Provide you with the following deliverables (called "Materials")

o    A Website consisting of an English version.
o Generate database driven ASP pages dynamically, and HTML pages, detailed below:

                    o    Splash Page
                    o    About Us/History
                    o    Video Pages
                    o    DVD Pages
                    o    Novelties Pages
                    o    Magazines Pages
                    o    Weekly Releases
                    o    Summary of Monthly Releases
                    o    New Releases Pages
                    o    This Months Pages
                    o    Product Preview Pages
                    o    Last Months Pages
                    o    Promotions Pages
                    o    Search Results Pages
                    o Summary of all Titles, exportable to Excel, and downloadable images.
                    o    Help/FAQ Page
                    o    Privacy Policy









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                    Private North America - Gravity Spin Inc.



Online Database, scalable to MS Sequel Server, English Version.
---------------------------------------------------------------

     o    Your database will be built in Access 2000, using Active Server Pages.
     o The online database will reside on a Windows NT Server with SSL 3.0 Encryption (Please see Hosting Agreement for pricing and details}
     o    This database will perform the following functions:


     ----------------------------------------------------------------------
    |Note:    All Tables contains hidden primary keys                      |
    |         All fields are Strings unless otherwise specified.           |
    |         Bold fields are Primary Keys                                 |
    |         (...) Denotes the type of field required                     |
     ----------------------------------------------------------------------

     Items Table
     -----------

     Item ID             Item Name            Item Description     Item Cost
     -------             ---------            ----------------     ---------

     Item Date Entry     Item Active (Y/N)    Item Archived (Y/N)  Item Category
     Item Color          Item Headline        Item Rating          Main Star
     Features/Themes     Production Date      Studio               Comments 1
                         (Date)
     Co-star 1           Co-star 2            Co-star 3            Comments 2
     Preview Image -     Preview Image lrg    Reverse Image        Comments 3
     thb
     Box Cover Imagethb  Box Cover Image
     (1)                 (2)
     Size                Media Type           Feature Length

     Clients Table
     -------------

     Client ID           Salutation           Client First Name    Client Last Name
     Client Email        Client Main Address  Client City          Client State
     Client Phone        Client Suite         Client Zip Code      Client Fax
     Client Website      No. of Accounts      Client Username      Client Password
     Company Name

     History Table
     -------------

     Purchase ID.        Client ID            Discount Type        Account ID
     Item ID             Item Name            Item Discount Cost   Ship-To Address
     Credit Card Type    Card Holder Name     Date of Purchase     Date Shipped
                                              (Date)               (Date)






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                    Private North America - Gravity Spin Inc.



Database explanation detailed as follows:
-----------------------------------------


Items Table
-----------

Each item will have a unique internal ID, separate from the Product ID which is used for office implications including invoicing, reporting and client billing. This internal ID will be used to link this table to all other tables that may require information to be obtained (Purchase History for example).
Each item will also have fields designated for preview images, downloadable covers (front/back), as well as description fields including lead stars, category (used for searching the website), and additional release notes.

Clients Table
-------------

Each new client will be required to provide information about themselves and their company such as their name, company address, the number of stores and locations for each. Other information including billing contact(s) and billing methods will be recorded in the Accounts Table (see below).
This table will be linked to the Accounts Table (explanation below) by a unique internal ID used when information about each Account the Client has stored is required.

Accounts Table
--------------

Each Store a Client operates will have a separate account for that store. This is used when a Billing History Report for a particular Store of a Client needs to be produced. Each account may have separate Billing issues apart from Stores of the same Client, therefore, the option to use different billing information has been provided.
The Accounts Table will be linked to a History Table (explanation below) by a unique internal ID used when information about Billing is required. This table is also linked to the Clients Table, used when information about the owner is required.
This table will also have the option to be linked to a Discount Table when and if a client/account has been granted a discount.

History Table
-------------

Used for both Administration as well as Client, this table will display a Billing History report based on any store location, billing contact between any date range.
This can also be used when outstanding invoices has exceeded a set time, a reminder can thereby be implemented to bill the late payment.

Discount Table
--------------

This table will store types of discounts, including Percentage Off or Dollar Value off Selected or All Items.
When a Client/Account has been granted a Discount, the administrator will have the ability to update the Client's related Account(s) with the new billing value.
When the update has been made, the Client will be then able to view the new cost for the selected item(s)





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                    Private North America - Gravity Spin Inc.



Administration Module detailed below:
-------------------------------------

The Administration Module allows PNA to modify information internally. Addendum 1 details these functions.

Administration Tools:
---------------------

From this section, the main administrator has the ability to add/modify and delete users from the system as well as set Access Rights. Access Rights is a feature that will enable and disable certain functions of the Administration Module.
Client listings will also be made available from this section, where the administrator can view a full client list. The ability to mass e-mail clients reports on new products/movies and sales can be made available.

Products:
---------

The administrator can enter new products, edit existing, or remove products from the system. Such modifications can include address of box covers, prices.
Also available from this section is the Group function, where the administrator will add/modify/delete categories. Such categories include "Private XXX", "Private Gold", "Private Film" etc.
These categories will be used in the individual videos and DVDs to sort and produce the Excel Spreadsheet document.

Client Accounts:
----------------

The administrator can add new clients, modify existing or remove a client from the system. Each client shall have a unique username and password for the site which will enable him/her to view their prices on the items stored on the system.
These usernames and passwords can be modified from this section.

Additional Functionality:
-------------------------

     Searching for a Product:
     ------------------------

     To search for a product simply enter the product code in the field labeled "Search to Modify Item".
     The engine will search for all products that fit that id code and will display a list of results based on that query. The administrator can the click on the listed item and modify the product accordingly.

     Searching for a Client:
     -----------------------

     To search for a product simply enter the client ID in the field labeled "Search to Modify Account".
     The engine will search for all clients that fit that client ID and will display a list of results based on that query. The administrator can the click on the listed client and modify the profile accordingly.
     The ability to search for a client by "Last Name, First Name", "Address", "Postal Code" and other profile details can be built in.





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                    Private North America - Gravity Spin Inc.



April 6, 2002 April 6, 2002 These services are provided under the following
---------------------------------------------------------------------------
assumptions:
------------

1. The new site will be hosted by Gravity Spin Inc. (details of the Hosting arrangement will be included in a separate agreement)

2.   The Website will be hosted in Canada.

3.   There will be two iterations of "look and feel" before sign off.

4.   The Website will be in English only.

5. The Website built for 800x600 screen resolution and will be compatible with Netscape Navigator 4.6 and higher and Internet Explorer 5.0 and higher.

6. There will be no advertising management, unless stated in a separate agreement.

7. Private North America will supply all catalogue information in a prescribed format, by Gravity Spin.

8.   Gravity Spin will not manually input any data.

9.   The Website and databases will be in English only.

10.  The site and databases will not perform any inventory management.

Products
--------

Under this Statement of Work we are not responsible for:

1.   Your products;

2.   Any third party's products, including products you license.

Under this Statement of Work we do not make any representations, warranties or conditions with respect to Products.

Your Responsibilities:
----------------------

You agree to:

1.   Assign a Project Officer who will:

                    o    Have your overall responsibility for the project.
                    o Be your focal point for communication between the both of us;
                    o Have the authority to give and receive all notices in connection with this Statement of Work and provide any decisions, approvals, and information requested; and
                    o Ensure the availability, cooperation and performance of your personnel with whom we may work during the term of this Statement of Work.



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                    Private North America - Gravity Spin Inc.



2. Provide any decisions, approvals, and information within two working days of receiving a request, unless stated otherwise in this Statement of Work.

3. Provide all content, both graphical and textual, before production begins to ensure timely production.

4. Provide Gravity Spin with URL's and graphics, which appeal to you as an initial reference point for site creative design, prior to the agreed upon start of the project.

5.   Work with Gravity Spin in design sessions as required.

6.   Provide P.C. format text and Web ready content for all static pages.

7. Be responsible for providing all images in the stipulated digital format including clipping paths, various sizes (thumbnails, feature size, swatches for colours etc.) and appropriate naming conventions.

8.   Provide all product data in the prescribed format.

9. Be responsible for all copy editing for spelling and typographing prior to providing content to Gravity Spin.

10.  Be responsible for the accuracy of all product data and other information.

11. Be responsible for obtaining all necessary releases and rights licenses for content they provide.

12. Be responsible for obtaining and purchasing all copyrights and licenses for images used in the site.

13. Any image licensing fees for images used in the final design of the Website will be added to the cost of the work performed.

14. Take legal responsibility for all content provided to Gravity Spin for Website purposes.

15. Be responsible for the copyright clearance and license and usage agreements for any and all content to be included in the Website.

16. Be responsible for purchasing, installing and running any site usage reporting software.

17. Obtain all authorizations for us and our sub-contractors to access, use and modify non- Gravity Spin products or information, necessary for us to fulfill our obligations under this Statement of Work, without violating any third party rights. For greater certainty, we are relieved of any obligations adversely affected by your failure to do this.








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                    Private North America - Gravity Spin Inc.



Estimated Schedule
------------------

We plan to perform the Services during normal business hours starting on January 21, 2002 and ending on February 22, 2002 (called the "End Date") unless both of us agree, in writing, to another schedule.

Delays caused by you or activities not delivered on the dates specified in the agreed to project plan may have an adverse effect on the End Date and the estimated charges.

Completion Criteria
-------------------

o This project will be considered complete once gravity Spin Inc. has fulfilled all criteria outlined in the "Our Responsibility" section of this Statement of Work.

Guarantee
---------

o    All of our work is guaranteed for a six-month period.

o The only exception to our guarantee is that it will terminate once any other developer has entered the Host server to edit, add, delete or manipulate any ASP, or HTML pages.

Investment
----------

Based on the potential of a long-term relationship with Private North America, we have discounted the production of the Website by 50%, and hourly rates by 25% from our already competitive rates.

o We are pleased to offer you this complete Website solution for $11,875.00 USD. Please see Addendum 3 for details.

Terms
-----

50% deposit required upon commitment.             $5,937.50 USD
50% due upon completion.                          $5,937.50 USD

General
-------

o Unless you advise us in writing to the contrary within one month of signing this Agreement, you authorize us to include your name, contact information and other mutually agreed upon information in a directory of our customers. We reserve the right to produce and determine the manner in which we will distribute such information.

Limited Liability
-----------------

o To the maximum extent permitted by applicable law, customer understands, agrees and acknowledges that in no event and under no legal theory, shall Gravity Spin Inc. be liable to customer or any third party for, including but not limited to, the loss of customer's domain name; any business loss, revenue decrease, expense increase; costs of substitute products/services;


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                    Private North America - Gravity Spin Inc.



     or any consequential, special, incidental, punitive or indirect damages of any kind arising from, including but not limited to, the use, or inability to use, any of gravity Spin Inc.'s services; any malfunction or incompatibility of technologies included with gravity Spin Inc.'s services; any technologies added, removed or altered by customer or third party, including but not limited to, scripts and or/software used for or on the creation or operation of customers website. All of the foregoing is applicable regardless of whether Gravity Spin Inc. had been advised of the possibility of such damages. In no event shall Gravity Spin Inc.'s liability exceed the initial fee paid by customer to Gravity Spin Inc. this limitation of liability and risks is reflected in the price of Gravity Spin Inc.'s services.

Additional Fee's If Required
----------------------------

o    Account Management $60.00/hr
o    Advanced Programming (ASP) $55.00/hr
o    Flash Animation $75.00/hr
o    Senior Designer $45.00/hr
o    Junior Designer $30.00/hr
o    Database Entry $15.00/hr
o    Copywriter $60.00/hr

Richard, thank-you for the opportunity to develop your online initiative. If you have any questions or concerns please feel free to contact us.


Sincerely,
Gravity Spin Inc. per;




Bruce Turner
President





Approved by: ______________________________________ Date: ____________________
             Richard Arnold
             President
             Private North America





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